SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 13, 2003

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

     All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding our guidance on future financial results and other projections or measures of future performance of WebMD; potential changes in WebMD’s business relationships; future deployment of applications; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry’s responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s other Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

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     Exhibit 99.1 attached to this Current Report on Form 8-K includes both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures are per share income from continuing operations before taxes, non-cash, restructuring and other items. WebMD believes that these non-GAAP measures, and changes in those measures, are meaningful indicators of WebMD’s performance and provide additional information that WebMD management finds useful in evaluating such performance and in planning for future periods. Accordingly, WebMD believes that such additional information may be useful to investors. The non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, the GAAP financial measures. Exhibit 99.1 also includes a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

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     ITEM 5. OTHER EVENTS

     On October 13, 2003, WebMD Corporation announced the following preliminary results for the quarter ended September 30, 2003:

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•	it expects revenue for the quarter to be approximately $250 million; and

•	it expects income from continuing operations for the quarter to be $0.03 per share.

     The lower than anticipated revenue resulted primarily from lower than expected systems implementations and support and maintenance revenue in the Physician Services division, as well as lower than expected transaction volume in the Transaction Services division. The lower revenues combined with increased spending to meet our obligations for testing and implementation with our customers in connection with the transaction standards under the Health Insurance Portability and Accountability Act of 1996 (HIPAA) resulted in lower than expected earnings.

     The preliminary third quarter results described above do not include the impact of any incremental expenses related to the previously announced Department of Justice investigation.

     WebMD will report final results for the third quarter after the market closes on November 6, 2003. WebMD will hold a conference call with investors and analysts on November 6, 2003 at 4:45 pm (EST). A live audio webcast of the call will be available at www.webmd.com (in the About WebMD section of the site).

     ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On October 13, 2003, WebMD Corporation issued a press release announcing preliminary results for the quarter ended September 30, 2003, a copy of which is attached as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

Dated: October 13, 2003	By:	/s/ Lewis H. Leicher Lewis H. Leicher Senior Vice President

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by WebMD Corporation, dated October 13, 2003, announcing its preliminary results for the third quarter

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